Exhibit 99.1

GAUCHO HOLDINGS REPORTS STRONG SALES GROWTH AND INCREASED PRICING POWER IN ARGENTINE WINE MARKET

YTD Sales Soar 185% With a Significant 40% Increase in Average Sales Price

Source: Gaucho Group Holdings, Inc.

11.07.2024

MIAMI, FL / November 07, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced a significant milestone in its wine sales performance. For the year to date in 2024, the Company’s sales have increased by 185% compared to the same period in 2023, coupled with an impressive 40% increase in the average sales price per bottle.

This growth in both volume and pricing is the result of strategic initiatives by the Company’s wine brand, Algodon Fine Wines, aimed at refining its distribution tactics and enhancing brand positioning within the market. The increased average sales price reflects the successful enhancement of the perceived value of Algodon’s wine products, driven by quality improvements and premium branding efforts.

These results mark the infancy stages of a new strategic push in the Company’s ecommerce direct-to-consumer (DTC) channels in Argentina, and supported by traditional importer, distribution networks, and retail models in the United States. This phase comes after substantial investments in production capacity and the expansion of the Company’s winery in San Rafeal, Mendoza, Argentina. Recent enhancements include new French oak barrels, additional stainless-steel tanks, and a state-of-the-art bottling and labeling machine. These upgrades are critical to Algodon’s strategy to manage increased production while maintaining the high-quality standards for which its wines are known.

Scott Mathis, CEO and Founder of Gaucho Group Holdings, Inc., commented on the achievements, stating, “The exceptional growth in both sales volume and pricing is a testament to our team’s hard work and the strategic direction we have implemented. Our ability to significantly increase our average sales price while simultaneously growing sales volume demonstrates the strength of our brand and the success of our premiumization strategy. We remain committed to leveraging our core business pillars to further enhance our operational success and market footprint.”

Gaucho Holdings is confident that its ongoing strategic efforts, combined with the recent operational upgrades to its winery, will continue to drive growth and improve the Company’s overall valuation.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.
Rick Stear
Director of Marketing
212.739.7669
rstear@gauchoholdings.com